UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 17, 2008

Wynn Resorts, Limited
(Exact Name of Registrant as specified in Charter)

Nevada	000-50028	46-0484987
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3131 Las Vegas Boulevard South Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2008, Wynn Resorts, Limited (the “Company”) promoted John Strzemp, age 56, to Executive Vice President and Chief Administrative Officer.  Prior to his promotion, Mr. Strzemp served as Executive Vice President and Chief Financial Officer of the Company, positions he had held since September 2002. Mr. Strzemp served as the Company’s Treasurer from March 2003 to March 2006, and serves as an officer of several of the Company's subsidiaries.  Mr. Strzemp was Executive Vice President and Chief Financial Officer of Bellagio, LLC, a gaming company and then a wholly owned subsidiary of Mirage Resorts, Incorporated, from April 1998 to October 2000.

On March 17, 2008, the Company promoted Matt Maddox, age 32, to Chief Financial Officer and Treasurer of the Company.  Prior to his promotion, Mr. Maddox served as the Company’s Senior Vice President of Business Development and Treasurer, positions he held since January 2007 and March 2006, respectively.  From June 2005 to December 31, 2006, Mr. Maddox served as the Senior Vice President of Business Development for Wynn Las Vegas, LLC.  From March 2003 to June 2005, Mr. Maddox was the Chief Financial Officer of Wynn Resorts (Macau), S.A.  From May 2002 through March 2003, Mr. Maddox was the Company’s Treasurer and Vice President—Investor Relations.  From February 2000 to May 2002, Mr. Maddox was Vice President—Finance with Caesars Entertainment, Inc., a gaming company.

The Company’s press release, dated March 18, 2008, announcing Messrs. Strzemp’s and Maddox’s promotions is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

99.1	Press Release of Wynn Resorts, Limited, dated March 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 18, 2008

WYNN RESORTS, LIMITED

	By:	/s/ John Strzemp
John Strzemp
Chief Administrative Officer